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                                                                   EXHIBIT 10.13

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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                KITTY HAWK, INC.

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

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                                 MARCH 22, 2004

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                                TABLE OF CONTENTS

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ARTICLE I                 DEFINITIONS........................................................................................      1
           Section 1.1                    Definitions........................................................................      1
           Section 1.2                    Other Definitional Terms; Rules of Interpretation..................................     11

ARTICLE II                AMOUNT AND TERMS OF THE CREDIT FACILITY............................................................     11
           Section 2.1                    Revolving Advances.................................................................     11
           Section 2.2                    Procedures for Requesting Advances.................................................     12
           Section 2.3                    Increased Costs; Capital Adequacy; Funding Exceptions..............................     12
           Section 2.4                    Letters of Credit..................................................................     13
           Section 2.5                    Special Account....................................................................     14
           Section 2.6                    Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement......     14
           Section 2.7                    Obligations Absolute...............................................................     15
           Section 2.8                    Interest; Additional Amounts; Default Interest; Participations; Clearance Days;
                                          Usury..............................................................................     16
           Section 2.9                    Fees...............................................................................     18
           Section 2.10                   Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest
                                          and Fees...........................................................................     20
           Section 2.11                   Lockbox; Collateral Account; Application of Payments...............................     21
           Section 2.12                   Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit
                                          Facility by the Borrower...........................................................     21
           Section 2.13                   Mandatory Prepayment...............................................................     21
           Section 2.14                   Revolving Advances to Pay Obligations..............................................     21
           Section 2.15                   Use of Proceeds....................................................................     22
           Section 2.16                   Liability Records..................................................................     22
           Section 2.17                   Renewal............................................................................     22
           Section 2.18                   Guarantor Collateral Accounts......................................................     22

ARTICLE III               SECURITY INTEREST; OCCUPANCY; SETOFF...............................................................     23
           Section 3.1                    Grant of Security Interest.........................................................     23
           Section 3.2                    Notification of Account Debtors and Other Obligors.................................     23
           Section 3.3                    Assignment of Insurance............................................................     23
           Section 3.4                    Occupancy..........................................................................     24
           Section 3.5                    License............................................................................     24
           Section 3.6                    Financing Statement................................................................     24
           Section 3.7                    Setoff.............................................................................     25
           Section 3.8                    Collateral.........................................................................     25

ARTICLE IV                CONDITIONS OF LENDING..............................................................................     26
           Section 4.1                    Conditions Precedent to the Initial Revolving Advance and Letter of Credit.........     26
           Section 4.2                    Conditions Precedent to All Advances and Letters of Credit.........................     28
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE V                 REPRESENTATIONS AND WARRANTIES..................................................................      28
           Section 5.1                    Existence and Power; Name; Chief Executive Office; Inventory and Equipment
                                          Locations; Federal Employer Identification Number...............................      28
           Section 5.2                    Capitalization..................................................................      29
           Section 5.3                    Authorization of Borrowing; No Conflict as to Law or Agreements.................      29
           Section 5.4                    Legal Agreements................................................................      29
           Section 5.5                    Subsidiaries....................................................................      29
           Section 5.6                    Financial Condition; No Adverse Change..........................................      29
           Section 5.7                    Litigation......................................................................      29
           Section 5.8                    Regulation U....................................................................      30
           Section 5.9                    Taxes...........................................................................      30
           Section 5.10                   Titles and Liens................................................................      30
           Section 5.11                   Intellectual Property Rights....................................................      30
           Section 5.12                   Plans...........................................................................      31
           Section 5.13                   Default.........................................................................      32
           Section 5.14                   Environmental Matters...........................................................      32
           Section 5.15                   Submissions to Lender...........................................................      32
           Section 5.16                   Financing Statements............................................................      32
           Section 5.17                   Rights to Payment...............................................................      33
           Section 5.18                   Financial Solvency..............................................................      33

ARTICLE VI                COVENANTS.......................................................................................      33
           Section 6.1                    Reporting Requirements..........................................................      33
           Section 6.2                    Financial Covenants.............................................................      37
           Section 6.3                    Permitted Liens; Financing Statements...........................................      39
           Section 6.4                    Indebtedness....................................................................      39
           Section 6.5                    Guaranties......................................................................      40
           Section 6.6                    Investments and Subsidiaries....................................................      40
           Section 6.7                    Dividends and Distributions.....................................................      41
           Section 6.8                    Salaries........................................................................      41
           Section 6.9                    Books and Records; Inspection and Examination...................................      41
           Section 6.10                   Account Verification............................................................      41
           Section 6.11                   Compliance with Laws............................................................      41
           Section 6.12                   Payment of Taxes and Other Claims...............................................      42
           Section 6.13                   Maintenance of Properties.......................................................      42
           Section 6.14                   Insurance.......................................................................      42
           Section 6.15                   Preservation of Existence.......................................................      43
           Section 6.16                   Delivery of Instruments, etc....................................................      43
           Section 6.17                   Sale or Transfer of Assets; Suspension of Business Operations...................      43
           Section 6.18                   Consolidation and Merger; Asset Acquisitions....................................      43
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                                TABLE OF CONTENTS
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           Section 6.19                   Sale and Leaseback..............................................................      43
           Section 6.20                   Restrictions on Nature of Business..............................................      43
           Section 6.21                   Accounting......................................................................      44
           Section 6.22                   Discounts, etc..................................................................      44
           Section 6.23                   Plans...........................................................................      44
           Section 6.24                   Place of Business; Name.........................................................      44
           Section 6.25                   Constituent Documents; S Corporation Status.....................................      44
           Section 6.26                   Performance by the Lender.......................................................      44
           Section 6.27                   [omitted intentionally].........................................................      45
           Section 6.28                   Debt Payments...................................................................      45
           Section 6.29                   Transactions with Affiliates....................................................      45

ARTICLE VII               EVENTS OF DEFAULT, RIGHTS AND REMEDIES..........................................................      45
           Section 7.1                    Events of Default...............................................................      45
           Section 7.2                    Rights and Remedies.............................................................      47
           Section 7.3                    Certain Notices.................................................................      48

ARTICLE VIII              MISCELLANEOUS...................................................................................      49
           Section 8.1                    No Waiver; Cumulative Remedies; Compliance with Laws............................      49
           Section 8.2                    Amendments, Etc.................................................................      49
           Section 8.3                    Addresses for Notices; Requests for Accounting..................................      49
           Section 8.4                    Further Documents...............................................................      49
           Section 8.5                    Costs and Expenses..............................................................      50
           Section 8.6                    Indemnity.......................................................................      50
           Section 8.7                    Participants....................................................................      51
           Section 8.8                    Execution in Counterparts; Telefacsimile Execution..............................      51
           Section 8.9                    Retention of Borrower's Records.................................................      51
           Section 8.10                   Binding Effect; Assignment; Complete Agreement; Exchanging Information..........      51
           Section 8.11                   Severability of Provisions......................................................      52
           Section 8.12                   Headings........................................................................      52
           Section 8.13                   Governing Law; Jurisdiction, Venue; Waiver of Jury Trial........................      52
           Section 8.14                   Non-Application of Chapter 346 of the Texas Finance Code........................      52
           Section 8.15                   Entire Agreement................................................................      52
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                          CREDIT AND SECURITY AGREEMENT

                           Dated as of March 22, 2004

         KITTY HAWK, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

                  "Accounts" means all of a Person's accounts, as such term is defined in the UCC, including each and every right of such Person to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Person or by some other person who subsequently transfers such person's interest to such Person, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which such Person may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Advance" means a Revolving Advance.

                  "Affiliate" or "Affiliates" means Kitty Hawk Aircargo, Kitty Hawk Cargo, and any other Person (other than an individual) controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement, as the same may be amended, modified, supplemented or restated from time to time.

                  "Aircraft" means aircraft, airframes, engines and related parts that the Borrower and its Subsidiaries own or hold pursuant to operating leases.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

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                  "Banking Day" means a day on which the Federal Reserve Bank of
         New York is open for business.

                  "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

                  "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP.

                  "Borrowing Base" means at any time the lesser of:

                  (a)      the Maximum Line; or

                  (b) subject to reduction from time to time in the Lender's sole discretion based on changes to Dilution, up to 85% of Eligible Accounts (provided that Dilution is four percent (4%) or less).

                  "Capital Expenditures" means for a period, any expenditure of money during such period for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet, or for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future; excluding, however, Aircraft maintenance capital expenditures in the ordinary course of business and operating leases of Aircraft.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 51% of the voting power of all classes of voting stock of the Borrower.

                  (b) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of the Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office.

                  "Collateral" means all of the Borrower's personal property and assets, whether now owned or hereafter acquired, including Accounts, chattel paper, deposit accounts, documents, Equipment (other than Aircraft), fixtures, General Intangibles (excluding

CREDIT AND SECURITY AGREEMENT - PAGE 2

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         licenses and permits referred-to in the last sentence of this definition), goods, instruments, Inventory, Investment Property (other than the stock issued by Kitty Hawk Aircargo, Kitty Hawk Cargo and any other wholly-owned Subsidiary of the Borrower), letter-of-credit rights, letters of credit, and all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing. (For avoidance of doubt, any Department of Transportation, Federal Aviation Administration and other governmental licenses and permits which by their nature are not freely assignable or transferable are not included as Collateral.)

                  "Collateral Account" means each "Lender Account" as defined in any Lockbox and Collection Account Agreement.

                  "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

                  "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

                  "Contribution and Indemnification Agreement" means the Contribution and Indemnification Agreement executed by each Loan Party and the Lender, dated as of even date herewith, as the same may be amended, modified, supplemented or restated from time to time.

                  "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.

                  "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

CREDIT AND SECURITY AGREEMENT - PAGE 3

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                  "Default Period" means any period of time beginning on the day an Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Event of Default has been cured or waived.

                  "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

                  "Dilution" means the gross amount of all returns, allowances, discounts, credits, writeoffs, and similar items relating to Accounts (but excluding any non-diluting items) computed as a percentage of gross sales, calculated on a three month rolling average, as determined by the Lender in its discretion during routine or special collateral audits.

                  "Director" means a director if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "EBITDAR" means, at each date of determination, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and
         (iii) depreciation, depletion, and amortization of tangible and intangible assets, before (a) special extraordinary gains, (b) minority interests, and (c) miscellaneous gains and losses, in each case for such period, computed and calculated in accordance with GAAP, and (iv) Rent for the trailing four fiscal quarters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

                  "Eligible Accounts" means all of the Borrower's and each Guarantor's unpaid Accounts arising from the sale or lease of goods or the performance of services by Borrower or such Guarantor, net of any credits, but excluding any such Accounts having any of the following characteristics:

                           (i) That portion of Accounts unpaid 90 days or more after the invoice date;

                           (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                           (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

CREDIT AND SECURITY AGREEMENT - PAGE 4

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                           (iv)     Accounts constituting (A) proceeds of
                  copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (B) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                           (v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower or the applicable Guarantor has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                           (vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (viii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower or the Guarantors;

                           (ix) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

                           (x) That portion of Accounts that has been restructured, extended, amended or modified;

                           (xi) That portion of Accounts that constitutes advertising, finance charges, or service charges;

                           (xii)    Accounts owed by an account debtor,
                  regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 20% of the aggregate amount of all Eligible Accounts;

                           (xiii)   Accounts owed by an account debtor,
                  regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (x) above; and

                           (xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in the exercise of its business judgment.

CREDIT AND SECURITY AGREEMENT - PAGE 5

                  "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                  "Equipment" means all of a Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by such Person. For avoidance of doubt, Aircraft are not included in the definition of "Equipment".

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Financial Covenants" means the covenants set forth in Section 6.2.

                  "Floating Rate" means a fluctuating annual interest rate which shall from day to day be the lesser of (a) the Maximum Rate or (b) an annual interest rate equal to the sum of the Base Rate plus one percent (1.0%), which interest rate shall change when and as the Base Rate changes.

                  "Funding Date" has the meaning given in Section 2.1.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

                  "General Intangibles" means all of a Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use a Person's name, and the goodwill of such Person's business. For avoidance of doubt, the term "General Intangibles" shall not include the excluded property referred-to in the definition of "Collateral".

                  "Guarantor" means each of Kitty Hawk Aircargo, Kitty Hawk Cargo, and any Person now or hereafter guaranteeing the Obligations.

                  "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Infringe," when used with respect to Intellectual Property Rights, means any infringement or other violation of Intellectual Property Rights.

CREDIT AND SECURITY AGREEMENT - PAGE 6

                  "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

                  "Interest Expense" means, at each date of determination, the Borrower's total consolidated gross interest expense (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense, for the trailing four fiscal quarters.

                  "Inventory" means all of a Person's inventory, as such term is defined in the UCC (excluding Aircraft), whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means all of a Person's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Issuer" means the issuer of any Letter of Credit.

                  "Kitty Hawk Aircargo" means Kitty Hawk Aircargo, Inc., a Texas corporation.

                  "Kitty Hawk Cargo" means Kitty Hawk Cargo, Inc., a Delaware corporation.

                  "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

                  "Letter of Credit" has the meaning specified in Section 2.4.

                  "Licensed Intellectual Property" has the meaning given in
         Section 5.11(c).

                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

CREDIT AND SECURITY AGREEMENT - PAGE 7

                  "Liquid Assets" means Dollars and investment grade commercial paper.

                  "Loan Documents" means this Agreement, the Note, the Security Documents and any L/C Application.

                  "Loan Party" means the Borrower or a Guarantor, or both.

                  "Lockbox" has the meaning given in the Lockbox and Collection Account Agreements.

                  "Lockbox and Collection Account Agreement" means a Lockbox and Collection Account Agreement by and among the applicable Loan Party, Wells Fargo, and the Lender, as the same may be amended, modified or restated from time to time.

                  "Maturity Date" has the meaning given in Section 2.17.

                  "Maximum Line" means $10,000,000.00 unless said amount is reduced pursuant to Section 2.12, in which event it means such lower amount.

                  "Maximum Rate" means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all charges made in connection with the transaction evidenced by the Loan Documents. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in such Maximum Rate. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" as defined therein.

                  "Monthly Period" means each month when (1) Availability plus the Borrower's Liquid Assets held in accounts with Wells Fargo or Wells Fargo Investments in which the Lender has a Lien is greater than $7,500,000, (2) no Default exists and (3) collateral audits are satisfactory to the Lender.

                  "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

                  "Net Income" means after-tax net income from continuing operations as determined in accordance with GAAP, excluding, however, the effect of non-cash items.

                  "Non-Excluded Taxes" means any Taxes other than income and franchise Taxes imposed with respect to the Lender by the United States of America and the State of Texas.

CREDIT AND SECURITY AGREEMENT - PAGE 8

                  "Note" means the Revolving Note, as the same may be amended, modified, supplemented or restated from time to time.

                  "Obligation of Reimbursement" has the meaning given in Section 2.6(a).

                  "Obligations" means the Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

                  "Original Maturity Date" means March 22, 2007.

                  "Other Taxes" means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document.

                  "Owned Intellectual Property" has the meaning given in Section 5.11(a).

                  "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                  "Permitted Lien" has the meaning given in Section 6.3(a).

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

CREDIT AND SECURITY AGREEMENT - PAGE 9

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including the premises legally described in Exhibit C attached hereto.

                  "Rent" means, with respect to the Borrower and its Subsidiaries, all payments for rent and additional rent under all operating leases of Aircraft with a term of one year or more.

                  "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

                  "Revolving Advance" has the meaning given in Section 2.1.

                  "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may be amended, modified, supplemented or restated from time to time.

                  "Security Agreement" means a Security Agreement executed by each Guarantor in favor of the Lender as of even date herewith as the same may be amended, modified or restated from time to time.

                  "Security Documents" means this Agreement, the Lockbox and Collection Account Agreements, the Trademark Security Agreements, any guaranty, the Security Agreements, the Contribution and Indemnification Agreement, any control agreements or other documents executed in relation to the Borrower's or any Guarantor's deposit accounts or Investment Property, and any other document delivered to the Lender from time to time to secure the Obligations.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

                  "Subordination Agreement" means any other subordination agreement with respect to Debt of the Borrower accepted by Lender from time to time.

                  "Subordinated Debt" means any Debt of the Borrower subject to a Subordination Agreement.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

CREDIT AND SECURITY AGREEMENT - PAGE 10

                  "Taxes" means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, and all interest, penalties or similar liabilities with respect thereto.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations while an Event of Default continues.

                  "Trademark Security Agreement" means a separate Trademark Security Agreement executed by each of the Borrower, Kitty Hawk Aircargo, and Kitty Hawk Cargo, in favor of the Lender as the same may be amended, modified, supplemented, or restated from time to time.

                  "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Wells Fargo" means Wells Fargo Bank, National Association.

         Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

         Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all

CREDIT AND SECURITY AGREEMENT - PAGE 11
of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12 and reborrow.

         Section 2.2 Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

                  (a) TIME FOR REQUESTS. The Borrower shall request each Advance not later than 11:00 a.m., Dallas, Texas time on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender shall be by the chief executive officer, chief financial officer or chief accounting officer of the Borrower, as reflected on the latest incumbency certification received by the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section
         4.2 have been satisfied as of the time of the request.

                  (b) DISBURSEMENT. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

         Section 2.3 Increased Costs; Capital Adequacy; Funding Exceptions. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrower and may, on a nondiscriminatory basis vis a vis other similarly situated borrowers, require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.3:

                           (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                           (ii) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges,

CREDIT AND SECURITY AGREEMENT - PAGE 12
                  or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                           (iii) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

                           (iv) "Return" for any period means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Note with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                           (v) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, that affects not only the Lender but also similarly situated institutions, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

The initial notice sent by the Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

         Section 2.4 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter

CREDIT AND SECURITY AGREEMENT - PAGE 13
         of Credit to be issued would exceed the lesser of:

                           (i)      $5,000,000.00 less the L/C Amount, or

                           (ii)     Availability.

           Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

         Section 2.5. Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

         Section 2.6 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

CREDIT AND SECURITY AGREEMENT - PAGE 14

                  (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.6, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.8.

         Section 2.7 Obligations Absolute. The Borrower's obligations arising under Section 2.6 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.6, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

CREDIT AND SECURITY AGREEMENT - PAGE 15

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 2.8 Interest; Additional Amounts; Default Interest; Participations; Clearance Days; Usury.

                  (a) NOTE. Except as set forth in Sections 2.8(c) and (f), the outstanding principal balance of the Note shall bear interest at the Floating Rate.

                  (b) ADDITIONAL AMOUNTS. In addition to the interest otherwise provided for in this Agreement, but in all events subject to
         Section 2.8(f), during the term of this Agreement, an additional commitment fee shall accrue on a pro-rata basis each month and the Borrower, except as otherwise provided herein, shall pay to the Lender on the first day of each month of each year commencing April 1, 2004, such additional commitment fee in an amount equal to the difference, if any, between the lesser of (1) the Maximum Rate applied to the outstanding principal of the Obligations and (2) the positive difference between (x) $8,500.00 and (y) the amount of (i) fees under
         Section 2.9(c) plus (ii) interest calculated under Sections 2.8(a), 2.8(c), 2.8(d), 2.8(e) and 2.8(f) for such calendar month, but only to the extent that such additional commitment fee payments do not cause interest on the Obligations to exceed the Maximum Rate. On the Termination Date, such additional commitment fee shall be due and payable and shall be calculated as a pro rata amount of $8,500.00 based upon the number of days that have elapsed since the beginning of the month less the amount of (1) fees under Section 2.9(c) plus (2) interest calculated under Sections 2.8(a), 2.8(c), 2.8(d), 2.8(e) and 2.8(f), but only to the extent that such additional commitment fee payments do not cause interest on the Obligations to exceed the Maximum Rate.

                  (c) DEFAULT INTEREST RATE. Upon notice to the Borrower from the Lender from time to time, but subject to Section 2.8(f) hereof, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

                  (d) CLEARANCE DAYS. Notwithstanding Section 2.11(b)(ii), interest at the interest rate applicable under this Section 2.8 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for two (2) Banking Days for clearance.

                  (e) PARTICIPATIONS. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.8, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under

CREDIT AND SECURITY AGREEMENT - PAGE 16
         this Section 2.8, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

                  (f) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, pro rate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

                  (g) TAXES. The Borrower covenants and agrees as follows with respect to Taxes:

                           (i) Any and all payments under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, except to the extent that any such deduction or withholding is required by law. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by the Borrower or any Guarantor to or on behalf of Lender under any Loan Document, then:

                                    A.       if such Taxes are Non-Excluded
                           Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                                    B.       as applicable, the Borrower or the
                           Guarantor shall withhold the full amount of such Taxes from such payment (as increased pursuant

CREDIT AND SECURITY AGREEMENT - PAGE 17
                           to clause (a)(i)) and shall pay such amount to the governmental authority imposing such Taxes in accordance with applicable law.

                           (ii) In addition, the Borrower shall pay all Other Taxes imposed to the relevant governmental authority imposing such Other Taxes in accordance with applicable law.

                           (iii) Upon request of the Lender, the Borrower shall furnish to the Lender a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes.

                           (iv) As contemplated in Section 8.6 hereof, the Borrower shall indemnify Lender for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) the Lender whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant governmental authority. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Lender, the Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant governmental authority (provided, however, that the Lender shall not be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify the Lender for any incremental Taxes that may become payable by the Lender as a result of any failure of the Borrower or the Guarantor to pay any Taxes otherwise required to be paid under clause (a) or (b) when due to the appropriate governmental authority or to deliver to the Lender, pursuant to clause (c), documentation evidencing the payment of Non-Excluded Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by the Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Lender makes written demand therefor. The Borrower acknowledges that any payment made to the Lender or to any governmental authority in respect of the indemnification obligations provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                           (v) In the event the Borrower or the Guarantor makes a payment under clause (a), (b) or (d) and the Lender thereafter recovers, through refund, direct payment, tax credit or otherwise, the amount in respect of which the payment was made, then the Lender shall reimburse the Person making such payment to the extent of the Lender's recovery, but not to exceed the amount of the applicable payment.

         Section 2.9 Fees.

                  (a) ORIGINATION FEE. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $50,000, due and payable upon the execution of this Agreement.

CREDIT AND SECURITY AGREEMENT - PAGE 18

                  (b) AUDIT FEES. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $800.00 per day per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Such audits shall be limited to four times a year absent the existence of a Default Period.

                  (c) LETTER OF CREDIT FEES. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2.00%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5.00%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer (other than the annual fee for issuing the Letter of Credit) with respect to or in connection with such Letter of Credit.

                  (d) LETTER OF CREDIT ADMINISTRATIVE FEES. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

                  (e) TERMINATION AND LINE REDUCTION FEES. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) two percent (2%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) one percent (1%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one-half of one percent (0.5%) if the termination or reduction occurs after the second anniversary of the Funding Date.

                  (f) WAIVER OF TERMINATION FEES. The Borrower will not be required to pay the termination fees otherwise due under subsection (e) if such termination is made because of refinancing by an affiliate of Wells Fargo.

                  (g) UNUSED LINE FEE. For purposes of this Section 2.9, "Unused Amount" means the Maximum Line reduced by any outstanding Advances and the aggregate

CREDIT AND SECURITY AGREEMENT - PAGE 19
         undrawn amount of all outstanding Letters of Credit. The Borrower agrees to pay to the Lender an unused line fee at the rate of three-eighths of one percent (0.375%) per annum on the daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                  (h) OTHER FEES. The Lender may from time to time, upon five (5) days prior notice to the Borrower during a Default Period, charge additional reasonable fees for Revolving Advances made and Letters of Credit issued in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrower's request for an Advance or the issuance of a Letter of Credit at any time after such notice is given and such five
         (5) day period has elapsed shall constitute the Borrower's agreement to pay the reasonable fees described in such notice.

         Section 2.10 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.

                  (a) TIME FOR INTEREST PAYMENTS. Interest accruing on Floating Rate Advances shall be due and payable in arrears on the last day of each month and on the Termination Date.

                  (b) PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  (c) COMPUTATION OF INTEREST AND FEES. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

         Section 2.11 Lockbox; Collateral Account; Application of Payments.

                  (a)      LOCKBOX AND COLLATERAL ACCOUNT.

                           (i) The Borrower shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account. The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

                           (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the

CREDIT AND SECURITY AGREEMENT - PAGE 20
                  bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

                  (b)      APPLICATION OF PAYMENTS.

                           (i) The Borrower may, from time to time, in accordance with the Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

                           (ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for one (1) additional Banking Day before applying them to the Obligations.

         Section 2.12 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part without penalty. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination or Maximum Line reduction fees in accordance with Section 2.9(e). Any reduction in the Maximum Line must be in an amount of not less than $500,000.00 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

         Section 2.13 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.13 or under Section 2.12 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

         Section 2.14 Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied,

CREDIT AND SECURITY AGREEMENT - PAGE 21
make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

         Section 2.15 Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes and for repayment of outstanding indebtedness to KBK Financial, Inc. and 1st Source Bank.

         Section 2.16 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt. Section 2.17.........Renewal. Unless terminated (a) by the Lender (i)
by giving written notice to the Borrower no less than ninety (90) days prior to the Maturity Date or (ii) in accordance with Section 7.2, or (b) by the Borrower
(i) by giving written notice to the Lender no less than ninety (90) days prior to the Maturity Date or (ii) in accordance with Section 2.12, the Credit Facility shall remain in effect until the Original Maturity Date, and, thereafter, shall automatically renew for successive one-year periods. "Maturity Date" shall initially mean the Original Maturity Date; provided, however, that if at any time the Credit Facility has been automatically renewed, "Maturity Date" shall mean the one-year anniversary of the date that was formerly the Maturity Date.

         Section 2.18 Guarantor Collateral Accounts.

                  (a)      GUARANTOR COLLATERAL ACCOUNT.

                           (i) The Borrower shall cause each Guarantor to instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Guarantor receives any payments on Accounts, the Borrower shall cause the Guarantor to deposit such payments into the Collateral Account. Until so deposited, the Borrower shall cause the Guarantor to agree to hold all such payments and cash proceeds in trust for and as the property of the Lender and not commingle such property with any of the Guarantor's other funds or property. All deposits in the Collateral Account shall constitute Collateral and proceeds of Collateral and shall not constitute payment of the Obligations.

                           (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower shall cause the Guarantor to immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Guarantor's commercial account or other account. The Guarantor shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Guarantor.

CREDIT AND SECURITY AGREEMENT - PAGE 22

                  (b) APPLICATION OF PAYMENTS. (i) The Guarantor may, from time to time, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Guarantor, except after full payment and discharge of all Obligations.

                           (i) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account will be applied when available.

                                  ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

         Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

         Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during the existence of a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral (which, for avoidance of doubt, excludes Aircraft and cargo transported for third Persons) or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. With respect to Collateral, at any time, whether or not a Default Period exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks

CREDIT AND SECURITY AGREEMENT - PAGE 23
and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         Section 3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take nonexclusive possession of the Premises at any time during a Default Period. Such right of possession shall be sufficient for the Lender to access the Collateral and all records pertaining thereto and to enforce its rights with respect to such Collateral without interference from the Borrower or any other Person.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

         Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against Collateral described as "all personal property (excluding Aircraft and stock issued by Kitty Hawk Aircargo, Inc., a Texas corporation, and Kitty Hawk Cargo, Inc., a Delaware corporation)" or describing specific items of Collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and

CREDIT AND SECURITY AGREEMENT - PAGE 24
may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

           Name and address of Debtor:

           Kitty Hawk, Inc.
           1515 W. 20th Street
           P. O. Box 612787
           DFW Airport, Texas  75261
           Federal Employer Identification No. 75-2564006
           Organizational Identification No. (DE) 2445463

           Name and address of Secured Party:

           Wells Fargo Business Credit, Inc.
           4975 Preston Park Blvd., Suite 280
           Plano, Texas 75093
           Federal Employer Identification No. 41-1237652

         Section 3.7 Setoff. The Lender may at any time or from time to time during a Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

         Section 3.8 Collateral. (a) This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

         (b) Within 45 days of obtaining verification of registration of any trademarks with the United States Patent and Trademark Office, the Borrower will, and will cause each Guarantor to, execute and deliver to the Lender Trademark Security Agreements. Within 60 days of the date of this Agreement, the Borrower will, and will cause each Guarantor to, deliver landlord's disclaimers and consents (or other subordination agreements) satisfactory to the Lender in its

CREDIT AND SECURITY AGREEMENT - PAGE 25
sole discretion covering the Premises leased at the Dallas-Fort Worth International Airport and the Fort Wayne Indiana Airport.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         Section 4.1 Conditions Precedent to the Initial Revolving Advance and Letter of Credit. The Lender's obligation to make the initial Advance hereunder or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a)      This Agreement, properly executed by the Borrower.

                  (b)      The Note, properly executed by the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which a Loan Party is leasing the Premises.

                  (d) A true and correct copy of any and all mortgages pursuant to which a Loan Party has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

                  (e) A true and correct copy of any and all agreements pursuant to which Collateral is in the possession of any Person other than such Loan Party, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect such Loan Party's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to such Loan Party's other than such Loan Party, or if there exists any such secured party, evidence that each such secured party has received notice from such Loan Party and the Lender sufficient to protect the Borrower's and the Lender's interests in such Collateral from any claim by such secured party.

                  (f) An acknowledgment and waiver of Liens from each warehouse in which a Loan Party is storing Inventory.

                  (g) A true and correct copy of any and all agreements pursuant to which Collateral is in the possession of any Person other than such Loan Party, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of such Loan Party's goods from time to time, (ii) UCC financing statements sufficient to protect such Loan Party's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than such Loan Party, or if there exists any such secured party, evidence that each such secured party has received notice from such Loan Party and the Lender sufficient to protect such Loan Party's and the Lender's interests in such Collateral from any claim by such secured party.

CREDIT AND SECURITY AGREEMENT - PAGE 26

                  (h) The Lockbox and Collection Account Agreements, properly executed by Wells Fargo Bank and each Loan Party party to such Lockbox and Collection Account Agreement.

                  (i) Control agreements, properly executed by each Loan Party and each bank at which such Loan Party maintains deposit or investment accounts.

                  (j) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against any Loan Party except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (k) A certificate of the Secretary or Assistant Secretary of each Loan Party certifying that attached to such certificate are (i) the resolutions of such Loan Party's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of such Loan Party's Constituent Documents, and (iii) examples of the signatures of such Loan Party's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including with respect to the Borrower, Advance requests on the Borrower's behalf.

                  (l) A current certificate issued by the Secretary of State of the jurisdiction of organization of each Loan Party, certifying that such Loan Party is in compliance with all applicable organizational requirements of such state.

                  (m) Evidence that each Loan Party is duly licensed or qualified to transact business in Indiana and Texas.

                  (n) A certificate of an Officer of the Borrower confirming, in his corporate capacity, the representations and warranties set forth in Article V.

                  (o) An opinion of counsel to the Loan Parties addressed to the Lender.

                  (p) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (q)      Payment of the fees and commissions due under Section
         2.9 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

                  (r) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to prior lenders, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability, plus the Borrower's Liquid

CREDIT AND SECURITY AGREEMENT - PAGE 27

         Assets held in accounts with Wells Fargo or Wells Fargo Investments in which the Lender has a perfected, first priority Lien, shall be not less than $12,500,000.

                  (s) A guaranty, properly executed by each Guarantor a party thereto pursuant to which the Guarantor unconditionally guarantees the Obligations.

                  (t) The Security Agreements, properly executed by each Guarantor party thereto.

                  (u) The Contribution and Indemnification Agreement properly executed by the Loan Parties and the Lender.

                  (v) Such other documents as the Lender in its sole discretion may require.

         Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

                  (a)      the representations and warranties contained in
         Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

           The Borrower represents and warrants to the Lender as follows:

         Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number is correctly set forth in Section 3.6.

CREDIT AND SECURITY AGREEMENT - PAGE 28

         Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Borrower and rights to acquire ownership interests including the beneficial owner, number of interests and percentage interests on a fully diluted basis (to the extent such information is readily available from public information filed with the Securities and Exchange Commission), and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

         Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 5.5 Subsidiaries. Except for the Guarantors, the Borrower has no Subsidiaries.

         Section 5.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its audited consolidated and consolidating financial statements for its fiscal year ended December 31, 2002, and unaudited consolidated and consolidating financial statements for the fiscal-year-to-date period ended November 30, 2003, and those statements fairly present the Borrower's and its Subsidiaries' financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's or its Subsidiaries' business, properties or condition (financial or otherwise).

         Section 5.7 Litigation. Except as set forth on Schedule 5.7, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates,

CREDIT AND SECURITY AGREEMENT - PAGE 29
would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 5.9 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them, except certain taxes relating to periods prior to the Borrower's emergence from bankruptcy that have been fully reserved-for in accordance with GAAP. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except certain taxes relating to periods prior to the Borrower's emergence from bankruptcy that have been fully reserved-for in accordance with GAAP.

         Section 5.10 Titles and Liens. The Borrower has good title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

         Section 5.11 Intellectual Property Rights.

                  (a) OWNED INTELLECTUAL PROPERTY. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise,
         (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

                  (b) AGREEMENTS WITH EMPLOYEES AND CONTRACTORS. The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; PROVIDED, HOWEVER, that the foregoing

CREDIT AND SECURITY AGREEMENT - PAGE 30
         shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

                  (c)      INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS.
         Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on
         Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

                  (d) OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

                  (e) INFRINGEMENT. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

         Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of

CREDIT AND SECURITY AGREEMENT - PAGE 31

Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

         Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties, or operations.

         Section 5.14 Environmental Matters.

                  (a) To the Borrower's best knowledge, the Borrower has not handled or disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

                  (b) There are not and (to the Borrower's knowledge) there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

                  (c) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (d) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

         Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is, in the case of information delivered prior to the Funding Date, and will be on the date of submission, in the case of subsequent information, (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

         Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or

CREDIT AND SECURITY AGREEMENT - PAGE 32
will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

         Section 5.18 Financial Solvency. Both before and immediately after giving effect to all of the transactions contemplated in the Loan Documents, none of the Borrower or its Affiliates:

                  (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and
         Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) has unreasonably small capital (as such phrase is used in the solvency and bankruptcy contexts only) or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

                  (c) by executing, delivering or performing its obligations under the Loan Documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

                  (d) by executing, delivering or performing its obligations under the Loan Documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

                  (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                                    COVENANTS

          So long as the Obligations shall remain unpaid, or (if there are no outstanding Obligations) the Credit Facility shall remain in effect, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) ANNUAL FINANCIAL STATEMENTS. To the extent the Borrower is not a public reporting company or has not timely filed its Form 10-K with the Securities Exchange

CREDIT AND SECURITY AGREEMENT - PAGE 33

         Commission, as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with
         (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

                  (b) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 25 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial Officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

                  (c) COLLATERAL REPORTS. Within three (3) Banking Days after the end of each week if a Monthly Period is not in effect and within 15 days after the end of each month if a Monthly Period is in effect, the Borrower will deliver to the Lender agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts and Eligible Accounts, and Inventory as at the end of such month or week as applicable. Daily reporting may be required while a Default exists.

                  (d) PROJECTIONS. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and

CREDIT AND SECURITY AGREEMENT - PAGE 34
         income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal financial planning purposes (provided that such projections may be more conservative than the projections used to plan management performance goals or objectives), together with a statement of underlying assumptions and such supporting schedules and information as the Lender may reasonably require.

                  (e) LITIGATION. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in
         Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $150,000.00.

                  (f) DEFAULTS. As promptly as practicable (but in any event not later than five Banking Days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

                  (g) PLANS. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

                  (h) DISPUTES. Within five (5) Banking Days of knowledge thereof, the Borrower will deliver to the Lender notice of (i) any material disputes or claims by the Borrower's customers in excess of $150,000.00; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower.

                  (i) OFFICERS AND DIRECTORS. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any change in the persons constituting (i) the Borrower's Officers with the position of Vice President or above or irrespective of title,

CREDIT AND SECURITY AGREEMENT - PAGE 35
         who have significant management, operational or executive responsibilities, and (ii) Directors.

                  (j) COLLATERAL. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any material loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

                  (k) COMMERCIAL TORT CLAIMS. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims in excess of $150,000.00 it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

                  (l)      INTELLECTUAL PROPERTY.

                           (i) The Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.17, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

                           (ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others,
                  (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

                           (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

                  (m) REPORTS TO OWNERS. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

                  (n) SEC FILINGS. Promptly after the sending or filing thereof, the Borrower will notify the Lender of all special, and irregular reports, which the Borrower shall file with the Securities and Exchange Commission ("SEC") or any national securities exchange, if any, and to the extent not available on the internet shall provide copies of all reports filed with the SEC to the Lender.

                  (o) TAX RETURNS. As soon as available and in any event by not later 5 days after they are filed, copies of the federal tax returns and all schedules thereto of the Borrower and the Guarantors. Upon the request of the Lender made during a Default Period, copies of the Borrower's state tax returns and schedules.

CREDIT AND SECURITY AGREEMENT - PAGE 36

                  (p) VIOLATIONS OF LAW. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition.

                  (q) OWNERSHIP OF PREMISES. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of a change in ownership of the Premises or any parcel thereof.

                  (r) OPERATING LEASES. Promptly upon execution thereof, the Borrower will deliver to the Lender true and correct copies of each Aircraft operating lease and commitment therefor.

                  (s) OTHER REPORTS. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         Section 6.2 Financial Covenants.

                  (a) MINIMUM YEAR-TO-DATE NET INCOME. The Borrower will achieve as at the end of each period described below, Net Income of not less than the amount set forth below:

                           (i) From January 1, through the fiscal quarter ending March 31 of each year during the term hereof, Net Income of not less than a loss $1,800,000 (i.e., the Borrower may not lose more than $1,800,000 as at the end of such period);

                           (ii) From January 1, through the fiscal quarter ending June 30 of each year during the term hereof, Net Income of not less than a loss $1,300,000 (i.e., the Borrower may not lose more than $1,300,000 as at the end of such period);

                           (iii) From January 1, through the fiscal quarter ending September 30 of each year during the term hereof, Net Income of not less than a loss $350,000 (i.e., the Borrower may not lose more than $350,000 as at the end of such period); and

                           (iv) From January 1, through the fiscal quarter ending December 31 of each year during the term hereof, Net Income of not less than $600,000 (i.e., the Borrower must have a minimum Net Income of $600,000 as at the end of such period).

                  (b) MINIMUM BOOK NET WORTH. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of such period, at an amount not less than the amount set forth below:

CREDIT AND SECURITY AGREEMENT - PAGE 37

                           (i) From January 1, through the fiscal quarter ending March 31 of each year during the term hereof, Book Net Worth of not less than $1,800,000 less than its Book Net Worth as of the end of the prior fiscal year adjusted for non-cash items;

                           (ii) From January 1, through the fiscal quarter ending June 30 of each year during the term hereof, Book Net Worth of not less than $1,300,000 less than its Book Net Worth as of the end of the prior fiscal year adjusted for non-cash items;

                           (iii) From January 1, through the fiscal quarter ending September 30 of each year during the term hereof, Book Net Worth of not less than $350,000 less than its Book Net Worth as of the end of the prior fiscal year adjusted for non-cash items; and

                           (iv) From January 1, through the fiscal quarter ending December 31 of each year during the term hereof, Book Net Worth of not less than $600,000 more than its Book Net Worth as of the end of the prior fiscal year adjusted for non-cash items.

                  (c) MONTHLY LOSS LIMIT. The Borrower will achieve for each month as at the end of such month Net Income of not less than the amount set forth below:

                           (i) For each month end during the fiscal quarter ending March 31 of each year during the term hereof, Net Income of not less than a loss of $1,100,000 (i.e., the Borrower may not lose more than $1,100,000 per month during such period);

                           (ii) For each month end during the fiscal quarter ending June 30 of each year during the term hereof, Net Income of not less than a loss of $500,000 (i.e., the Borrower may not lose more than $500,000 per month during such period);

                           (iii) For each month end during the fiscal quarter ending September 30 of each year during the term hereof, Net Income of not less than a loss of $300,000 (i.e., the Borrower may not lose more than $300,000 per month during such period); and

                           (iv) For each month end during the fiscal quarter ending December 31 of each year during the term hereof, Net Income of not less than a loss $100,000 (i.e., the Borrower may not lose more than $100,000 per month during such period).

                  (d) CAPITAL EXPENDITURES. Neither the Borrower nor any Guarantor will incur or contract to incur Capital Expenditures of more than (i) $4,000,000 in the aggregate during the fiscal year ending December 31, 2004, with no more than $3,000,000 being unfinanced, and
         (ii) $2,000,000 in the aggregate during each fiscal year thereafter, with no more than $1,000,000 being unfinanced. Notwithstanding the foregoing, if the

CREDIT AND SECURITY AGREEMENT - PAGE 38

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         Borrower and Guarantors incur or contract to incur Capital Expenditures in an aggregate amount not exceeding the amounts set forth in clause
         (i), any unused portion may be carried forward for use in the subsequent fiscal year ending December 31, 2005, provided further that in no event shall Capital Expenditures combined for the two fiscal years ending December 31, 2004 and December 31, 2005 exceed $6,000,000 in the aggregate with no more than $4,000,000 being unfinanced.

                  (e) AIRCRAFT OPERATING LEASES. Without the consent of the Lender, neither the Borrower nor any of its Subsidiaries will enter into any Aircraft operating lease or commitment therefor if, at the time of execution, the ratio of EBITDAR plus unrestricted Liquid Assets to Capital Expenditures plus Rent (in each case measured for the same periods as EBITDAR) is not at least 1.0 to 1.0.

         Section 6.3 Permitted Liens; Financing Statements.

                  (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                           (i) in the case of any of the Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

                           (ii) Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

                           (iii) the Security Interest and Liens created by the Security Documents; and

                           (iv) purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

                  (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

         Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a)      Indebtedness and letters of credit arising hereunder;

CREDIT AND SECURITY AGREEMENT - PAGE 39

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

                  (c)      indebtedness relating to Permitted Liens;

                  (d) indebtedness for unsecured trade accounts payable in the ordinary course of business; and

                  (e) customer advances and deposits obtained in the ordinary course of business and deposited in the Collateral Accounts.

For avoidance of doubt, Aircraft operating leases are not prohibited by this
Section 6.4.

         Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business;

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in respect of indebtedness permitted under Section 6.4 or otherwise, in existence on the date hereof and listed in Schedule 6.4 hereto; and

                  (c) guaranties of obligations of Subsidiaries of the Borrower so long as such guaranty is not a guaranty of indebtedness prohibited by Section 6.4.

         Section 6.6 Investments and Subsidiaries. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

                  (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                  (b) travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $10,000;

                  (c) advances in the form of progress payments, prepaid rent not exceeding three (3) months or security deposits;

CREDIT AND SECURITY AGREEMENT - PAGE 40

                  (d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto;

                  (e) deposit accounts in insured financial institutions satisfactory to the Lender and with respect to which there are control agreements in favor of the Lender; and

                  (f) promissory notes of Account debtors taken to avoid a loss on, or help ensure collection of, past due, doubtful, restructured or extended Accounts.

         Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

         Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the aggregate salary, bonus, commissions, consultant fees or other compensation of any Director, Owner Officer or any member of their families by more than 15% in any one year for any individual unless approved by the Borrower's Board of Directors.

         Section 6.9 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours. Absent a Default, the Lender will give 24 hours notice of each such inspection.

         Section 6.10 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts, but in no event shall such verification disclose that request is other than from an account verification service and it shall not indicate that the request is from a lender to or creditor of the Borrower.

         Section 6.11 Compliance with Laws.

                  (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that

CREDIT AND SECURITY AGREEMENT - PAGE 41
         others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not knowingly generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

         Section 6.12 Payment of Taxes and Other Claims. The Borrower will pay or discharge, or cause to be paid and discharged, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; PROVIDED, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

         Section 6.13 Maintenance of Properties.

                  (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this
         Section 6.13 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

                  (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

         Section 6.14 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral

CREDIT AND SECURITY AGREEMENT - PAGE 42
insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable with respect to the Collateral to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         Section 6.15 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         Section 6.16 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

         Section 6.17 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

         Section 6.18 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         Section 6.19 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than sale and leaseback transactions of Aircraft.

         Section 6.20 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not

CREDIT AND SECURITY AGREEMENT - PAGE 43
purchase, lease or otherwise acquire assets not related to its business without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         Section 6.21 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         Section 6.22 Discounts, etc. After notice from the Lender during any Default Period, the Borrower will not, except in the ordinary course of business consistent with past practices before the commencement of a Default Period, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, and the Borrower will not, except in the ordinary course of business consistent with past practices before the commencement of a Default Period, at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

         Section 6.23 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

         Section 6.24 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location without giving the Lender thirty (30) days prior written notice. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

         Section 6.25 Constituent Documents; S Corporation Status. The Borrower will not amend its Constituent Documents. The Borrower will not become an S Corporation.

         Section 6.26 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.12 and 6.14, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the

CREDIT AND SECURITY AGREEMENT - PAGE 44
amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.26.

         Section 6.27 [omitted intentionally]

         Section 6.28 Debt Payments. The Borrower shall not pay any principal, interest or fees on any Debt owed to an Affiliate (other than to the Kitty Hawk Collateral Liquidating Trust and Pegasus Aviation) or any subordinated lender except as may be otherwise permitted by this Agreement or any Subordination Agreement.

         Section 6.29 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate or employee, nor make an assignment or other transfer of any of its assets or properties to any Affiliate or employee, unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Borrower and the relevant Subsidiary of the Borrower, as the case may be, and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate or employee.

         Section 6.30 Delivery of Certain Certificates. Within 60 days from the date of this Agreement, the Borrower shall deliver to the Lender evidence that each Loan Party is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                                  ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

         Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any Obligations when they become due and payable;

                  (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement and, in the case of Section 6.1(d), (e), (k), (l) and (q) such default shall continue for a period of seven (7) Banking Days;

CREDIT AND SECURITY AGREEMENT - PAGE 45

                  (c)      Any Change of Control shall occur;

                  (d) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

                  (e) The Borrower shall be or become insolvent; or the Borrower or the Guarantor shall admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

                  (f) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

                  (g) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (h) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $150,000.00 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or the posting of a bond pending appeal, the effect of which is to stay execution during such appeal;

                  (i) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

                  (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall

CREDIT AND SECURITY AGREEMENT - PAGE 46
         have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA.

                  (k)      An event of default shall occur under any Security
         Document;

                  (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

                  (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

                  (n) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his or its obligations under his or its guaranty or support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

                  (o) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Debt that any Person was not entitled to receive under the provisions of the Subordination Agreement;

                  (p) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of the Obligations or the material performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; or

                  (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur.

         Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

CREDIT AND SECURITY AGREEMENT - PAGE 47

                  (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, acceleration, notice of dishonor, protest notice of intent to accelerate, notice of acceleration, or further notice of any kind, all of which the Borrower hereby expressly waives;

                  (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.13 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

         Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

CREDIT AND SECURITY AGREEMENT - PAGE 48

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                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 8.3 Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

         Section 8.4 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the

CREDIT AND SECURITY AGREEMENT - PAGE 49

Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

         Section 8.6 Indemnity. IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 8.5, THE BORROWER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE LENDER, AND ANY OF ITS PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, SUCCESSOR CORPORATIONS, AND ALL PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS OF THE FOREGOING (THE "INDEMNITEES") FROM AND AGAINST ANY OF THE FOLLOWING (COLLECTIVELY, "INDEMNIFIED LIABILITIES"):

                           (i) ANY AND ALL TRANSFER TAXES, DOCUMENTARY TAXES, ASSESSMENTS OR CHARGES MADE BY ANY GOVERNMENTAL AUTHORITY BY REASON OF THE EXECUTION AND DELIVERY OF THE LOAN DOCUMENTS OR THE MAKING OF THE ADVANCES;

                           (ii) ANY CLAIMS, LOSS OR DAMAGE TO WHICH ANY INDEMNITEE MAY BE SUBJECTED IF ANY REPRESENTATION OR WARRANTY CONTAINED IN SECTION 5.14 PROVES TO BE INCORRECT IN ANY RESPECT OR AS A RESULT OF ANY VIOLATION OF THE COVENANT CONTAINED IN SECTION 6.11(B); AND

                           (iii) ANY AND ALL OTHER LIABILITIES, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, CLAIMS, COSTS AND EXPENSES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) IN CONNECTION WITH THE FOREGOING AND ANY OTHER INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDINGS, WHETHER OR NOT SUCH INDEMNITEE SHALL BE DESIGNATED A PARTY THERETO, WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, IN ANY MANNER RELATED TO OR ARISING OUT OF OR IN CONNECTION WITH THE

CREDIT AND SECURITY AGREEMENT - PAGE 50

                  MAKING OF THE ADVANCES AND THE LOAN DOCUMENTS OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES,

EXCLUDING, HOWEVER, ANY INDEMNIFIED LIABILITIES ARISING AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH INDEMNITEES.

IF ANY INVESTIGATIVE, JUDICIAL OR ADMINISTRATIVE PROCEEDING ARISING FROM ANY OF THE FOREGOING IS BROUGHT AGAINST ANY INDEMNITEE, UPON SUCH INDEMNITEE'S REQUEST, THE BORROWER, OR COUNSEL DESIGNATED BY THE BORROWER AND SATISFACTORY TO THE INDEMNITEE, WILL RESIST AND DEFEND SUCH ACTION, SUIT OR PROCEEDING TO THE EXTENT AND IN THE MANNER DIRECTED BY THE INDEMNITEE, AT THE BORROWER'S SOLE COSTS AND EXPENSE. EACH INDEMNITEE WILL USE ITS BEST EFFORTS TO COOPERATE IN THE DEFENSE OF ANY SUCH ACTION, SUIT OR PROCEEDING. IF THE FOREGOING UNDERTAKING TO INDEMNIFY, DEFEND AND HOLD HARMLESS MAY BE HELD TO BE UNENFORCEABLE BECAUSE IT VIOLATES ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL NEVERTHELESS MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE BORROWER'S OBLIGATION UNDER THIS SECTION 8.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE DISCHARGE OF THE BORROWER'S OTHER OBLIGATIONS HEREUNDER.

         Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

         Section 8.8 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         Section 8.9 Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

         Section 8.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower

CREDIT AND SECURITY AGREEMENT - PAGE 51
shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender in connection with this Agreement, any Loan Document, or any other agreement the Lender and the Borrower. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

         Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in Dallas County, Texas; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 8.14 Non-Application of Chapter 346 of the Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Finance Code Ann.) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 8.15 Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      [Remainder of Page Intentionally Left Blank. Signature Page Follows.]

CREDIT AND SECURITY AGREEMENT - PAGE 52

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Kitty Hawk, Inc.                               KITTY HAWK, INC.
1515 West 20th Street
P. O. Box 612787 DFW Airport, Texas 75261
Telephone: (972) 456-2200                      By: /s/ RANDY LEISER
Telecopier: (972) 456-2350                         ---------------------------
Attention: Randy Leiser                            Randy Leiser
e-mail: rleiser@kha.com                            Vice President and
                                                   Chief Financial Officer

Wells Fargo Business Credit, Inc               WELLS FARGO BUSINESS CREDIT, INC.
4975 Preston Park Blvd., Suite 280
Plano, Texas 75093
Telephone: (972) 599-5346
Telecopier: (972) 867-7838                     By: /s/ JOSEPH M. SAMMONS
Attention: Joseph Sammons                          ---------------------------
e-mail: joseph.m.sammons@wellsfargo.com            Joseph M. Sammons
                                                   Vice President
CREDIT AND SECURITY AGREEMENT - PAGE 53

                        TABLE OF EXHIBITS AND SCHEDULES

Exhibit A              Form of Revolving Note

Exhibit B              Compliance Certificate

Exhibit C              Premises

Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2           Capitalization and Organizational Chart

Schedule 5.5           Subsidiaries

Schedule 5.7           Litigation

Schedule 5.11          Intellectual Property Disclosures

Schedule 6.3           Permitted Liens

Schedule 6.4           Permitted Indebtedness and Guaranties